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                                                                    EXHIBIT 10.4



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 1st day of December, 1998 (the "Effective Date"), by and between TOWER FINANCIAL CORPORATION, an Indiana corporation (the "Company"), and DONALD F. SCHENKEL (the "Executive").

                                    RECITALS

         1. The Company is engaged in the business of operating a bank holding company.

         2. The Executive is experienced in banking related matters and is suitable to the Company's Board of Directors to serve as President and Chief Executive Officer of the Company.

         3. The parties desire to set forth in writing the terms and conditions upon which the Executive's employment with the Company will continue.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth herein, the Company and the Executive agree as follows:

                                    ARTICLE I
                                 EMPLOYMENT TERM

         The term of this Agreement (the "Employment Term") shall be from the Effective Date through November 30, 2001; provided, however, that such term automatically shall be extended for an additional year on December 1, 2001 and on December 1 of each year thereafter unless either party hereto gives written notice to the other party not to so extend prior to June 1 of the year for which notice is given, in which case no further automatic extension shall occur and the term of this Agreement shall end on November 30 one (1) year subsequent to the date of the latest preceding automatic extension; provided further, however, that the Employment Term is subject to termination prior to the expiration thereof under the terms and conditions set forth in Article VIII.

                                   ARTICLE II
                                   EMPLOYMENT

         During the Employment Term, the Executive shall be employed by the Company as its President and Chief Executive Officer or in such other capacity as shall be approved by the Board of Directors of the Company and by the Executive. In such capacity, the Executive shall have the duties, authority and powers granted to the Executive by the Company's Board of Directors from time to time. Such duties shall include, without limitation, acting as President and Chief Executive Officer of Tower Bank & Trust Company, a subsidiary of the Company to be formed for the purpose of operating a bank in Fort Wayne, Indiana.


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                                   ARTICLE III
                               DEVOTION TO DUTIES

         During the Employment Term, the Executive shall devote his full time, attention, skill and effort to the operations of the Company and shall not engage in any other business activity requiring any substantial amount of his time (whether or not such business activity is pursued for gain, profit or pecuniary advantage). Notwithstanding the above, the Executive may engage in other business interests or investments which do not materially prevent the Executive from performing his contemplated services hereunder on behalf of Company.

                                   ARTICLE IV
                              REGULAR COMPENSATION

         During the first year of the Employment Term, the Company shall pay to the Executive as compensation for his services and for his covenants and other obligations hereunder a salary (the "Salary") in the amount of One Hundred Forty-Five Thousand Dollars ($145,000.00), payable in accordance with the regular and customary payroll practices of the Company. The Salary may be increased from time to time by action of the Board of Directors of the Company.

                                    ARTICLE V
                               BONUS COMPENSATION

         The Board of Directors of the Company may authorize the payment to the Executive of additional compensation by way of salary, bonus or otherwise, as it deems appropriate, during the term of this Agreement or any extension hereof. All compensation shall be subject to customary withholding and other employment taxes required with respect to compensation paid by a corporation to an employee. Notwithstanding the foregoing, upon the establishment by the Company of its anticipated management bonus program, the Executive shall, upon compliance with goals set from time to time by the Board of Directors of the Company in its sole discretion, be eligible to qualify for an annual performance bonus equal to a minimum of thirty percent (30%) of the Executive's annual Salary. Such annual performance bonus may be increased up to a maximum of one hundred percent (100%) of the Executive's annual salary in the event of extraordinary performance by the Executive in any year as determined by the Board of Directors of the Company.

                                   ARTICLE VI
                                  STOCK OPTIONS

         The Executive shall be eligible to participate in such stock option or incentive plans as may be adopted by the Company from time to time. Notwithstanding the foregoing, the Executive will receive options sufficient to allow the Executive to purchase at the initial offering price a minimum of forty thousand (40,000) shares of Company stock upon (i) the successful completion of the Company's initial public offering and (ii) the obtaining of all necessary federal and state approvals allowing the Company to establish and operate Tower Bank & Trust Company, which options shall



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be subject to the terms and conditions of the 1998 Stock Option and Incentive
Plan adopted by the Board of Directors of the Company and the vesting provisions promulgated thereunder.



                                   ARTICLE VII
                          EXPENSES AND FRINGE BENEFITS

         Section 7.01. Fringe Benefits Generally. The Company shall reimburse the Executive for all ordinary and necessary business expenses incurred by him while carrying out his employment responsibilities under this Agreement. The Executive shall be entitled to participate in such vacation policies; medical, dental, life and disability insurance programs; 401(k), profit sharing and any other retirement plans; and other fringe benefit plans or programs as the Company from time to time shall establish for its senior management and/or other full time employees, provided he is otherwise qualified to participate in such plans or programs. The Company retains the right to establish limits on the types or amounts of business expenses that the Executive may incur and to abolish or alter the terms of any fringe benefit plan or program that it may establish.

         Section 7.02. Additional Fringe Benefits. In addition to the fringe benefits set forth in Section 7.01, the Executive shall be entitled to the following during the term hereof:

         (a) Payment by the Company of COBRA/health insurance premiums payable by the Executive from the Effective Date hereof until such time as the Company has established a health insurance coverage program, provided that such payment shall not include any amounts allocable to the Executive for "employee and spouse contribution"; and

         (b) Payment by the Company of the Executive's annual dues at the Fort Wayne Country Club, and expenses related to the Executive's use of such Country Club for matters related to the business of the Company.

                                  ARTICLE VIII
                                   TERMINATION

         Section 8.01. Reasons for Termination. The Employment Term of the Executive shall be terminated upon the occurrence of any of the following events:

         (a) Immediately upon the death of the Executive.

         (b) At the Company's option, upon the Executive's repeated violation of a material Company policy or repeated failure to perform any of his material duties or obligations under this Agreement, or upon any dishonesty of any kind or willful misconduct of the Executive, including, but not limited to, theft of or other unauthorized personal use of Company funds. The Executive may be terminated under this paragraph 8.01(b) only following 10 days' written notice to the Executive of the reason for termination and an opportunity to dispute such reason.




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         (c) At the Company's option, if the Executive shall suffer a permanent disability. For purposes of this Agreement, "permanent disability" shall be defined as the Executive's inability through physical or mental illness or other cause to perform the essential functions of Executive's position, with or without reasonable accommodation, in the opinion of the Company, any substantial duties assigned to him hereunder for the continuous period of six months during the term of this Agreement.

         (d) At the Company's option, without cause, upon thirty (30) days' prior written notice.

         (e) At the Executive's option, without cause, at any time.

         (f) At the Executive's option, upon the Company's breach of any of its material obligations under this Agreement; provided that Executive has given the Company at least ten days' prior written notice of the nature of such breach and the Company has failed to cure such breach within such ten-day period.

         Section 8.02.  Compensation Upon Termination.

         (a) Should the employment of the Executive be terminated under subsection (a) or (c) of Section 8.01 of this Agreement, the Company shall pay to the Executive (or his personal representative), within ten business days after the date of termination, a sum equal to the aggregate amount of Salary that was paid to the Executive under this Agreement for the one-month period preceding such date of termination.

         (b) Should the employment of the Executive be terminated under subsection (b) or (e) of Section 8.01 of this Agreement, the Executive shall be paid his Salary up to the date of termination and any bonus compensation accrued but unpaid for any prior Employment Year.

         (c) Should the employment of the Executive be terminated under subsection (d) or (f) of Section 8.01 of this Agreement, the Company shall pay to the Executive, within ten business days after the date of termination, a sum equal to the aggregate amount of Salary that the Executive would be entitled to receive under this Agreement for the balance of the Employment Term; provided, however, that in no event shall such payment be in an amount less than one (1) year's Salary at the then-effective rate paid to Executive.

         (d) Should the employment of the Executive be terminated under subsection (a), (c), (d) or (f) of Section 8.01 of this Agreement, the Company shall pay to the Executive (or his personal representative), in addition to the Salary specified in subsection (a) or (c), as applicable, of this Section 8.02, any bonus compensation accrued but unpaid for any prior Employment Year, as well as a pro-rated portion of any bonus compensation for the current Employment Year based on the ratio of the number of days elapsed in the current Employment Year as of the effective date of the termination to the total number of days in such period. Bonus compensation for the current Employment Year shall be paid within sixty (60) days after the end of such Employment Year.



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         (e) Payments to the Executive under this Section 8.02 shall be considered severance pay in consideration of the Executive's past service and in consideration of his continued service from the date hereof. The Company may, at its discretion, withhold from such payments any federal, state, city, county or other taxes. In the event of the termination of the employment of the Executive for any reason described in Section 8.01 of this Agreement, the severance pay provided for by this Section 8.02 shall constitute the entire obligation of the Company to the Executive and full settlement of any claim under law or in equity that the Executive might otherwise assert against the Company or any of its employees, officers or directors on account of such termination, except for any compensation or other payments to which the Executive may be entitled under any termination benefits or similar agreement then in effect between the Company and the Executive.

         Section 8.03. Reimbursement for Certain Litigation Expenses. In the event of litigation to determine whether the Executive's employment was properly terminated under subsection (b) or (f) of Section 8.01, the prevailing party shall be entitled to recover all reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with such litigation.

                                   ARTICLE IX
                        CONFIDENTIAL BUSINESS INFORMATION

         The Executive agrees and covenants that all confidential information regarding the practices and procedures of the Company and its affiliates, their methods of marketing, know-how, trade information, trade secrets, customer or client lists, licensing arrangements, accounts and requirements, and other information regarding the affairs of the Company and its affiliates (collectively, the "Confidential Business Information") shall be received and held in the strictest confidence. The Executive agrees not to divulge any such Confidential Business Information to any person or entity except as authorized in the normal execution of assigned duties on behalf of the Company, without the prior consent of the Company. The Executive further agrees to surrender to the Company any and all documents and records in whatever form that may be in his possession or control containing Confidential Business Information upon the expiration or termination of the Employment Term. The provisions of this Article IX shall survive any termination or expiration of this Agreement.

                                    ARTICLE X
                                 NON-COMPETITION

         Section 10.01. Non-Competition. During the Employment Term and for a period of two (2) years immediately following any termination of the Employment Term pursuant to subsection (b) or (e) of Section 8.01 of this Agreement (or a period of one (1) year immediately following any termination of the Employment Term pursuant to subsection (d) of Section 8.01 of this Agreement), the Executive shall not, directly or indirectly, anywhere within a one hundred-mile radius around the City of Fort Wayne, Indiana, have any material (defined for purposes of this Section to include any investment representing one percent (1%) or more of the equity interest of any entity described in this Section) investment in, or engage, directly or indirectly, whether as an individual or sole proprietor or as owner, partner, principal, shareholder, officer, director, manager, agent, consultant,


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formal or informal advisor, or by or through the lending of any form of assistance, in any business offering products or services the same as or competitive with the products or services that, during the Employment Term, are (or are planned to be) offered or supplied by the Company or its subsidiaries.

         Section 10.02. Non-Solicitation. During the Employment Term and for a period of two (2) year immediately following any termination of the Employment Term pursuant to subsection (b) or (e) of Section 8.01 of this Agreement (or a period of one (1) year immediately following any termination of the Employment Term pursuant to subsection (d) of Section 8.01 of this Agreement), the Executive shall not, directly or indirectly, (i) solicit, take away, hire, employ or endeavor to employ any person employed by the Company, or (ii) solicit, take away or attempt to take away any of the existing or prospective customers or clients, vendors or licensors of the Company or any of its affiliates as of the date of termination for the purpose of conducting any business which directly or indirectly provides financial services similar in nature to the financial services provided by Tower Bank & Trust Company. As used herein, the term "prospective customers or clients" shall mean individuals or entities whom the Company or its affiliates have contacted within the twelve
(12) months immediately preceding the termination of the Employment Term for the purpose of conducting business with the Company or such affiliate.

         Section 10.03. Specific Enforcement. The Executive acknowledges that any violation of any provision of this Article X by him will cause irreparable damage to the Company, that such damage will be incapable of precise measurement, and that, as a result, the Company will not have an adequate remedy at law to redress the harm which such violation will cause. Therefore, in the event of any violation of any provision of this Article by the Executive, he agrees that, in addition to all other remedies that the Company may have at law or in equity, the Company shall be entitled to injunctive relief, including, without limitation, temporary restraining orders and temporary injunctions to restrain any violation of this Article. If a court of competent jurisdiction finds that the Executive has violated any of the restrictions set forth in this Article, then the period of all restrictions set forth in this Article automatically shall be extended by the number of days that the court determines the Executive to have been in violation of such restriction. In addition to other relief to which it shall be entitled, the Company shall be entitled to recover from the Executive the reasonable costs and reasonable attorneys' fees incurred by the Company in seeking enforcement of this Article.

                                   ARTICLE XI
                                     GENERAL

         Section 11.01. Severability. Should any clause, portion or section of this Agreement be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability of validity of the remainder of this Agreement. Should any particular covenant in this Agreement be held unreasonable or unenforceable for any reason, including, without limitation, the time period, geographical area, and scope of activity covered by such covenant, then such covenant shall be given effect and enforced to whatever extent would be reasonable and enforceable.



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         Section 11.02. Assignment; Successors in Interest. This Agreement,
being personal to the Executive, may not be assigned by him. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, and the heirs, executors and personal representatives of the Executive.

         Section 11.03. Governing Law. This Agreement and the performance of the parties under this Agreement shall be construed in accordance with the laws of Indiana, and any action or proceeding that may be brought, arising out of, in connection with, or by reason of this Agreement shall be governed by the laws of Indiana, to the exclusion of the law of any other forum, and regardless of the jurisdiction in which the action or proceeding may be instituted.

         Section 11.04. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         Section 11.05. Modification and Entire Agreement. No modification, amendments, extension or alleged waiver of this Agreement or any provision thereof will be binding upon the Executive or the Company unless in writing and signed by the Executive and a duly authorized officer of the Company. From and after the Effective Date, this Agreement and any termination benefits agreement or similar agreement between the Company and the Executive shall constitute the entire employment arrangement between the Executive and the Company and shall supersede and replace any and all prior agreements and understandings, written or oral, relative to such employment.

         Section 11.06. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been properly given if delivered by hand, sent by telecopy, or mailed, certified or registered mail with postage and fees prepaid:

         If to the Company, to:      TOWER FINANCIAL CORPORATION
                                     116 East Berry Street, Suite 100
                                     Fort Wayne, Indiana  46802

         If to the Executive, to:    DONALD F. SCHENKEL
                                     10710 Country Wood Trail
                                     Fort Wayne, Indiana 46845

or to such other person or address as the party to whom such notice or communication is to be given shall have notified the other party in accordance with this Section 11.06. Any mailed communication shall be deemed to have been given on the third "business day" (such term excluding, for purposes of this Agreement, Saturdays, Sundays, and legal holidays) after the day of mailing. Any communication sent by telecopy shall be deemed to have been given on the date receipt of the telecopy transmission is confirmed.





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                    REMAINDER OF PAGE DELIBERATELY LEFT BLANK

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                     TOWER FINANCIAL CORPORATION


                                     By:    /s/ Kevin J. Himmelhaver
                                            ---------------------------------
                                            Kevin J. Himmelhaver,
                                            Chief Financial Officer



                                     /s/ Donald F. Schenkel
                                     ------------------------------------
                                     Donald F. Schenkel


























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